As filed with the Securities and Exchange Commission on March 14, 2002.
                                                   Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------
                              DATAWATCH CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                       02-0405716
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                175 Cabot Street
                                    Suite 503
                           Lowell, Massachusetts 01854
               (Address of Principal Executive Offices) (Zip Code)
                      ------------------------------------

                      Datawatch Corporation 1996 Stock Plan
                            (Full Title of the Plan)
                      ------------------------------------

                                Robert W. Hagger
                      President and Chief Executive Officer
                              Datawatch Corporation
                                175 Cabot Street
                                    Suite 503
                           Lowell, Massachusetts 01854
                     (Name and Address of Agent for Service)
                                 (978) 441-2200
          (Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------

                                    Copy to:
                          William B. Simmons, Jr., Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

           Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

================================================================================

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                                 Proposed         Proposed
                                                                  Maximum          Maximum
                                                Amount           Offering         Aggregate        Amount of
Title of Securities                             to be            Price Per        Offering       Registration
to be Registered                              Registered           Share            Price             Fee
----------------------------------------- ------------------ ----------------- --------------- ----------------
DATAWATCH CORPORATION 1996 STOCK PLAN
Common Stock (par value $.01 per share)    127,733 shares(1)    $ 1.48(1)         $189,045(1)      $17.39(2)

--------------------------------------------------------------------------------
(1) The exercise price of options issued pursuant to the 1996 Stock Plan is determined at the time of grant. 56,529 of the shares being registered hereunder are subject to outstanding options granted as of March 8, 2002 at a price per share of $1.48 per share. The proposed maximum offering price per share of the remaining 71,204 shares being registered hereunder that are not subject to outstanding options is $1.48 per share, which is the average of the high and low prices of the Common Stock of the Registrant reported on the Nasdaq National Market System on March 8, 2002, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

           This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 333-39627 on Form S-8 as filed with the Securities and Exchange Commission on November 6, 1997 relating to the Datawatch Corporation 1996 Stock Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

           Pursuant to General Instruction E, the information contained in Items 4 through 7 and Item 9 of Part II of the Registration Statement No. 333-39627 on Form S-8, as it pertains to the 1996 Stock Plan is incorporated by reference herein.

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents filed by Datawatch Corporation (the "Registrant") (File No.
0-19660) with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended September 30, 2001.

           (b) All other documents filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

           (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form S-1, SEC File No. 33-46290, as amended, which was incorporated by reference in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act.

           All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.    EXHIBITS.

           EXHIBIT NO.     DESCRIPTION OF EXHIBIT

           5.1 Opinion of Testa, Hurwitz & Thibeault, LLP (filed herewith).

           23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1).

           23.2            Consent of Deloitte & Touche LLP (filed herewith).

           24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant, Datawatch Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lowell, Commonwealth of Massachusetts, on this 14th day of March, 2002.

                       DATAWATCH CORPORATION

                       By: /s/ Robert W. Hagger
                           -------------------------------------------------
                            Robert W. Hagger
                            President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

           We, the undersigned officers and directors of Datawatch Corporation, hereby severally constitute and appoint Robert W. Hagger and Alan R. MacDougall, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Datawatch Corporation, to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                               TITLE(S)                               DATE

/s/ Robert W. Hagger              President, Chief Executive Officer               March 14, 2002
----------------------------       and Director
Robert W. Hagger                  (Principal Executive Officer)

/s/ Alan R. MacDougall            Vice President Finance, Chief Financial          March 14, 2002
----------------------------       Officer, Treasurer and Assistant Secretary
Alan R. MacDougall                 (Principal Financial and Accounting Officer)

/s/ Jerome Jacobson               Director                                         March 14, 2002
----------------------------
Jerome Jacobson

/s/ David T. Riddiford            Director                                         March 14, 2002
----------------------------
David T. Riddiford

/s/ Richard de J. Osborne         Chairman of the Board of Directors               March 14, 2002
----------------------------
Richard de J. Osborne

/s/ Terry W. Potter               Director                                         March 14, 2002
----------------------------
Terry W. Potter

/s/ James Wood                    Director                                         March 14, 2002
----------------------------
James Wood

                                  EXHIBIT INDEX


          EXHIBIT NO.      DESCRIPTION OF EXHIBIT

          5.1              Opinion of Testa, Hurwitz & Thibeault, LLP

          23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in Exhibit 5.1)

          23.2             Consent of Deloitte & Touche LLP

          24.1 Power of Attorney (included as part of the signature page to this Registration Statement)